EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 333-60151 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035 on Form S-8, Post-Effective Amendment No. 5 to Registration Statement No. 333-04505 on Form S-8, Post-Effective Amendment No. 8 to Registration Statement No. 33-84578 on Form S-8, Registration Statement No. 333-124296 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-166303 on Form S-3, Registration Statement No. 333-168541 on Form S-8, Registration Statement No. 333-199853 on Form S-8, Registration Statement No. 333-189908 on Form S-4 and Registration Statement No. 333-194078 on Form S-3 of our report dated February 28, 2013 (except for Note 4 and Note 20, as to which the dates are February 21, 2014 and May 9, 2014, respectively) relating to the 2012 consolidated financial statements of AK Steel Holding Corporation appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 20, 2015